Exhibit 99.3

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

I, Robert E. Busch, Chief Executive Officer and Chief Financial Officer of PSE&G Transition Funding LLC (the "Company"), to the best of my knowledge, certify that (i) the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          /s/ Robert E. Busch

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                                            Robert E. Busch
                          Chief Executive Officer and Chief Financial Officer
                                            March 17, 2003